UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2017
AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Westown Parkway, West Des Moines, Iowa	50266
(Address of Principal Executive Offices)	(Zip Code)
(515) 221-0002
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 28, 2017, the Board of Directors (the “Board”) of American Equity Investment Life Holding Company (the “Company”) elected Brenda J. Cushing to serve as a Class III director to fill the vacancy created by the death of Harley A. Whitfield, Sr. The initial term for Ms. Cushing will expire on the date of the Company’s next Annual Meeting of Shareholders. On that date, Ms. Cushing will stand for election to the Board by the Company’s shareholders for a term expiring in 2018. Ms. Cushing has been appointed to the Audit Committee of the Board. The Board has determined that Ms. Cushing is independent under the corporate governance standards of the New York Stock Exchange (the "NYSE") and meets the applicable standards of the NYSE and the Securities and Exchange Commission for service on the Audit Committee.
Ms. Cushing currently serves as an independent insurance consultant. From August 2014 to August 2015, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene Holding Ltd., and from October 2013 to August 2014, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Athene USA Corp., a subsidiary of Athene Holding. From 2008 until its acquisition by Athene in 2013, Ms. Cushing served as Executive Vice President and Chief Financial Officer of Aviva USA Corp. Ms. Cushing has been involved in the insurance industry for over 20 years.
Ms. Cushing will receive compensation made available to non-employee directors of the Company generally, which includes:

•	$12,500 per quarter for Board service and $3,000 per quarter for Audit Committee service;

•
$1,500 per meeting for attending meetings of the Board of Directors, $1,000 per meeting if attended by phone and the meeting is otherwise an in‑person meeting or $500 per meeting for telephonic meetings, plus reimbursement of expenses for attending such meetings; and

•	an annual equity grant under the Company's 2013 Director Equity and Incentive Plan, which typically is awarded in June.
There were no arrangements or understandings between Ms. Cushing and any other person pursuant to which Ms. Cushing was elected to serve as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Ms. Cushing required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2017	AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
John M. Matovina
Chief Executive Officer and President